 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 19, 2013

SaasMAX, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	000-54504	27-4636847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3254 Prospect Ave. La Crescenta, CA		91214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(818)-249-1157

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On August 19, 2013, SaaSMax, Inc. (the “Company”) completed a private placement to 3 investors of an aggregate of 300,000 shares of its common stock at a price of $0.50 per share for proceeds of $150,000. This private placement was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. The Company did not engage in a distribution of this offering in the United States. The investors represented that they were not “US persons” as defined in Regulation S, and that they were not acquiring the Company’s securities for the account or benefit of a US person.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 20, 2013, the Company paid $5,000 to each of Harold C. Moll and Rob Rainer as part of their annual bonus under paragraph 5.4 of their management consulting agreements dated July 22, 2013.

ITEM 7.01

REGULATION FD DISCLOSURE.

The Company’s board of directors approved an increase to the number of authorized shares of the Corporation’s common stock from 100,000,000 shares to 2,000,000,000 and to correspondingly increase the number of the Corporation’s issued and outstanding shares on a 20 for 1 basis such that each shareholder will hold 20 shares for each 1 share held, to be effective on or about September 6, 2013, or such other date that is acceptable to NASD, each in accordance with Article 78.207 of Chapter 78 of the Nevada Revised Statutes.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit Number	Description of Exhibit
10.1	Management Consulting Agreement dated July 22, 2013 between the Company and Harold C. Moll (1)
10.2	Management Consulting Agreement dated July 22, 2013 between the Company and Rob Rainer (1)

Notes:

(1)

Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAASMAX, INC.

Date: August 26, 2013

By:

/s/ Harold C. Moll

________________________________________________

Harold C. Moll,

Chief Executive Officer

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